             Certificate of Amendment to Articles of Incorporation
             -----------------------------------------------------

                        For Profit Nevada Corporations
                        ------------------------------

          (Pursuant to NRS 78385 and 78390 - After Issuance of Stock)

                              Remit in Duplicate

1.  Name of corporation:  Institute of Cosmetic Surgery, Inc.
                          -----------------------------------

2. The articles have been amended as follows (provide article numbers, if available):

   Article I of the Articles of Incorporation has been amended to read as follows: The name of the Corporation is Petrex Corporation.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: ___ 78%

4. Signatures:
   ----------

                                /s/ G.W. McDonald
                                ------------------------------
                                President of Petrex Corporation


                                /s/ Patricia A. McDonald
                                ---------------------------------
                                Secretary of Petrex Corporation





                         BYLAWS OF PETREX CORPORATION
                         ----------------------------

                          ARTICLE I - IDENTIFICATION


1. NAME

   The name of the corporation is Petrex Corporation
   (the "Corporation").

2. OFFICES AND REGISTERED AGENT

   The registered agent of the Corporation requited by Nevada law shall be in the State of Nevada. The registered agent may be changed by resolution of the Board of Directors, upon filing the statement required by law.

   The principal office of the corporation shall be at 121 South Broadway, Suite 528, Tyler, Texas 75702 provided that the Board of Directors shall have power to change the location of the principal office in its discretion. The Corporation may also maintain other offices at such places as the Board of Directors may from time to time appoint or as the business of the Corporation may require.

3. CORPORATE SEAL

   The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, the state of incorporation, and the words "Corporate Seal."

                           ARTICLE II - SHAREHOLDERS

1.  ANNUAL MEETING

    The annual meeting of the shareholders shall be held on a day designated by the Board of directors and specified in the notice of the meeting. The annual meeting shall be for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors shall not be held on the day designated for the annual meeting of the shareholders, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently maybe.

2.  SPECIAL MEETINGS

    Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by a majority of the Directors, and shall be called by the President at the request of the holders of not less than fifty percent of all the outstanding shares of the corporation entitled to vote at the meeting.

    All meetings of shareholders, both regular and special, shall be held either at the registered office of the Corporation or at such other places, as shall be designated in the notice of the meeting.

4.  NOTICE OF MEETING

    Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer of persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United Stated mail, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

5.  CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE

    For the purpose of determining shareholders entitled to notice of or TO vote at any meeting of shareholders or any adjournment thereof; or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In Lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof


6.  VOTING LISTS

    The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period often days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

7.  QUORUM

    A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.


8.  PROXIES

    At all meetings of stockholders, a stockholders may vote by proxy executed in writing by the stockholders or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting.

9.  VOTING

    Each shareholder entitled to vote in accordance with the terms and provisions of the certificate of incorporation and these by-laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such shareholders. Upon the demand of any stockholder, the vote for directors and upon any question before the meeting shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of this State.

10. INFORMAL ACTION BY SHAREHOLDERS

    Any action required to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting -forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof

11. NON-CUMULATIVE VOTING

    At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote; however, no shareholder shall have the right to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of candidates.


                       ARTICLE III - BOARD OF DIRECTORS

    The business and affairs of the Corporation shall be managed by its Board of Directors. The directors shall in all cased act as a board, and they may adopt such rules and regulations for the conduct of their meetings and the-management of the corporation, as they may deem proper, not inconsistent with these by-laws and the laws of this State.

2.  NUMBER, TENURE AND QUALIFICATIONS

    The number of directors of the corporation shall be at least one, but not more than eleven. Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified. Directors need not be residents of the State of Nevada or shareholder of the Corporation.

3.  VACANCIES

    Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an animal meeting or at a special meeting of shareholders called for that purpose.

4.  PLACE OF MEETING

    Meetings of the Board of Directors, annual, regular, or special, may be held either within or without the State of Nevada.

5.  ANNUAL MEETINGS

    The Board of Directors shall meet each year immediately after the annual meeting of the shareholders, at the registered office of the Corporation, for the purpose of organization, election of officers, and consideration of any other business that may properly be brought before the meeting. No notice of any kind to either old or new members of the Board of Directors for this annual meeting shall be necessary.

6.  MANNER OF ACTING

    At all meetings of the Board of Directors, each Director shall have one vote. The act of a majority present at a meeting shall be the act of the Board of Directors, provided a quorum is present.

7.  QUORUM AND TIE BREAKING

    A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business, but less than a quorum may adjourn any meeting from time to time until a quorum shall be present, whereupon the meeting may be held, as a meeting of the Board of Directors. In the case of an equality of votes each director may choose another person and the two people so selected shall choose one person with the majority vote of the three people chosen deciding the issue that was split between the directors.

8.  RESIGNATION

    A Director may resign at any time by delivering written notification thereof to the President or Secretary of the Corporation. Resignation shall become effective upon its acceptance by the

Board of Directors; provided, however, that if the Board of Directors has not acted thereon within ten days from the date of its delivery, the resignation shall upon the tenth day be deemed accepted.

9.  PRESUMPTION OF ASSENT

    A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

10. COMPENSATION

    By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore.

                             ARTICLE IV - OFFICERS

1.  NUMBER

    The officers of the corporation shall be a President, one or more Vice-Presidents (the number, thereof; to be determined by the Board of Directors), a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more officers may be held by the same person.

2.  ELECTION AND TERM OF OFFICE

    The officers of the corporation to be elected by the directors shall be elected annually at the first meeting of the directors held after each annual meeting of the stockholders. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

    Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

4.  VACANCIES

    A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the directors for the unexpired portion of the term.

5.  PRESIDENT

    The President shall be the principal operating officer of the corporation, and subject to the control of the Board of Directors, shall in general supervise the day-to-day business affairs of the corporation. The President's signature shall be mandatory on any contractual commitments or disbursements of the Corporation. He may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, notes, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where it shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

6.  THE VICE-PRESIDENTS

    In the absence of the President or in the event of his death, inability or refusal to act, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated at the time of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice-President shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

7.  THE SECRETARY

    The Secretary shall: (a) keep the minutes of the shareholders' and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are given in accordance with the provision of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or a Vice-President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (0 have general charge of the stock transfer books of the corporation and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

    If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with surety or sureties as the Board of Directors shall determine. The Treasurer shall: (a) have charge and custody of and be responsible for all fluids and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these by-laws and (b) in general perform all of the duties as from time to time may be assigned to the Treasurer by the President or by the Board of Directors.

8.  ASSISTANT SECRETARIES AND ASSISTANT TREASURERS

    The Assistant Secretaries, when authorized by the Board of Directors, may sign with the President or a Vice-President certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

9.  SALARIES

    The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the' fact that the officer is also a director of the Corporation.

               ARTICLE V - CONTRACTS, LOANS, CHECKS AND DEPOSITS

1.  CONTRACTS

    The directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

2.  LOANS

    No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the directors. Such authority may be general or confined to specific instances.

3.  CHECK, DRAFTS, ETC.

    All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall require the signature of the President or Vice President of the Corporation.

    All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the directors may select.

            ARTICLE VI- CERTIFICATES FOR SHARES AND THEIR TRANSFER

1.  CERTIFICATES FOR SHARES

    Certificates representing shares of the corporation shall be in such form as shall be determined by the directors. Such certificates shall be signed by the president and by the secretary or by such other officers authorized by law and by the directors. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the stockholders, the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefore upon such terms and indemnity to the Corporation as the directors may prescribe. The corporation may appoint from time to time transfer agents and registrars, who shall perform their duties under the supervision of the Secretary.

2.  TRANSFER OF SHARES

    (a) Upon the surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the corporation which shall be kept at its principal office.

    (b) The corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof, and, accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof; except as expressly provided by the laws of this state.


                           ARTICLE VII - FISCAL YEAR

    The fiscal year of the corporation shall begin on the first day of April in each year and shall end on the thirty-first day of March in each year.


                           ARTICLE VIII - DIVIDENDS

    The directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

    Unless otherwise provided by law, whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of these bylaws or under the provisions of the articles of incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.


                  ARTICLE X - OFFICER AND DIRECTOR CONTRACTS

     No contract or other transaction between this Corporation and any other corporation shall be affected by the fact that a director or officer of this Corporation is interested in, or is a director or other officer of such other corporation. Any director, individually or with others, may be a party to, or may be interested in any transaction of this Corporation or any transaction in which this Corporation is interested. No contract or other transaction of this Corporation with any person, firm, or corporation shall be affected by the fact that any director of this Corporation (a) is party to, or is interested in such contract, act or transaction; (b) is in some way connected with such person, firm, or corporation. Each person who is now or may become a director of this Corporation is hereby relieved from and indemnified against any liability that might otherwise be obtained in the event such director contracts with this Corporation for the benefit of himself or any firm, association, or corporation in which he may be interested in any way, provided such director acts in good faith.

                         ARTICLE XI - INDEMNIFICATION

1.  INDEMNIFICATION

    The Corporation shall indemnify any and all of its directors or officers or former directors or former officers or any person who may serve at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense or settlement of any action, suite or proceeding brought or threatened in which they, or any of them, are or might be made parties, or a party, by reason of being or having been directors or officers or a director or officer of the Corporation, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any rights to which those indemnified may be entitled, under any Bylaw, agreement, vote of stockholders, or otherwise.

2.  LEGAL FEES

    The Corporation may also reimburse to any director, officer or employee the reasonable costs of settlement of any action, suit or proceeding, if it shall be found by a majority of a committee composed of the directors not involved in the matter in controversy (whether or not a quorum) that it was to the best interest of the Corporation that the settlement be made and that the director, officer or employee was not guilty of negligence or misconduct.

    The power to alter, amend, or repeal the Bylaws, or to adopt new Bylaws is vested in the Board of Directors. The Bylaws may contain any provisions for the regulation and management of the affairs of the Corporation not prohibited by Law or the Articles of Incorporation.


    IN WITNESS WHEREOF, the foregoing Bylaws were adopted and approved by the Board of Directors at their meeting duly called and held on the 27th day of April ,2001.
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                             /s/ G.W. McDonald
                             ------------------------------
                             President of Petrex Corporation



                             /s/ Patricia A. McDonald
                             ---------------------------------
                             Secretary of Petrex Corporation